Exhibit 4.2

JOUNCE THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (“Agreement”) is made as of April 17, 2015, by and among Jounce Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS:

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock and possess registration rights, information rights, rights of first offer, and other rights pursuant to an Investors’ Rights Agreement dated as of February 6, 2013, by and among the Company and such Investors (as amended, the “Prior Agreement”);

WHEREAS, the Existing Investors are holders of at least seventy-five percent (75%) of the Registrable Securities (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, the Company and certain Investors are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding at least such amount of the Registrable Securities (as defined in the Prior Agreement) as would be required to amend and restate the Prior Agreement and the Company; and

WHEREAS, in order to induce the Company to enter into the Purchase Agreement and to induce the Investors party to the Purchase Agreement to invest funds in the Company pursuant to the Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors, to receive certain information from the Company, and to participate in future equity offerings by the Company, and shall govern certain other matters as set forth in this Agreement;

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended, restated and superseded by this Agreement, and parties hereby further agree as follows:

1.                                      Definitions. For purposes of this Agreement:

1.1.                            “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person and any venture capital or other fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company or investment advisor with, such Person. Notwithstanding anything to the contrary in (but without limiting) the foregoing, (a) each Wellington Investor shall be deemed to be an “Affiliate” of each other Wellington Investor, and (b) an entity that is an “Affiliate” of a Wellington Investor shall not be deemed to be an “Affiliate” of any other Wellington Investor unless such entity is a Wellington Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Wellington Investor solely by virtue of being an “Affiliate” of such entity).

1.2.                            “Board of Directors” means the Company’s Board of Directors.

1.3.                            “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended and/or restated from time to time.

1.4.                            “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.5.                            “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.6.                            “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.7.                            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.8.                            “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities.

1.9.                            “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.10.                     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.11.                     “GAAP” means generally accepted accounting principles in the United States.

1.12.                     “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.13.                     “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.14.                     “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.15.                     “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.16.                     “Key Employee” means any executive-level employee (including division director and vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.17.                     “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 400,000 shares of Registrable Securities (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization effected after the date hereof).

1.18.                     “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities, other than Exempted Securities (as such term is defined in the Certificate of Incorporation).

1.19.                     “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.20.                     “Preferred Stock” means Series A Preferred Stock and Series B Preferred Stock.

1.21.                     “Purchase Agreement” means the Series B Preferred Stock Purchase Agreement, by and among the Company and certain of the Investors, dated as of the date hereof, as the same may be amended, restated or otherwise modified from time to time.

1.22.                     “QPO” shall have the meaning set forth in the Certificate of Incorporation.

1.23.                     “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors or acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13 of this Agreement.

1.24.                     “Registrable Securities then outstanding” means the number of shares at a point in time determined by adding the number of shares of outstanding Common Stock that are Registrable Securities at such time and the number of shares of Common Stock issuable (directly or indirectly) at such time pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.25.                     “Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 2.12(b) hereof.

1.26.                     “SEC” means the Securities and Exchange Commission.

1.27.                     “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, or any successor provisions.

1.28.                     “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act, or any successor provisions.

1.29.                     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.30.                     “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Section 2.6.

1.31.                     “Selling Holder Counsel” shall have the meaning assigned to it in Section 2.6.

1.32.                     “Series A Directors” means the directors of the Company that have been solely designated by the holders of record of the Series A Preferred Stock pursuant to the Certificate of Incorporation, the Stockholders Agreement or otherwise.

1.33.                     “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.34.                     “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.35.                     “Stockholders Agreement” means the Amended and Restated Stockholders Agreement dated as of the date hereof and as may be amended from time to time, by and among the Company, the Investors, and Key Holders (as defined therein).

1.36.                     “Wellington” shall mean Wellington Management Company LLP, and any affiliated or successor investment advisor or subadvisor thereof to the Wellington Investors.

1.37.                     “Wellington Investors” shall mean those Investors, or permitted transferees of Registrable Securities held by Wellington Investors, that are advisory or subadvisory clients of Wellington.

2.                                      Registration Rights. The Company covenants and agrees as follows:

2.1.                            Demand Registration

(a)                                 Form S-1 Demand. Beginning upon the earlier of (i) five (5) years after the date of this Agreement or (ii) six (6) months after the effective date of the registration statement for the IPO, if the Company receives a request from Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least twenty-five percent (25%) of the Registrable Securities then outstanding, having the anticipated aggregate offering amount of at least $10 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(b)                                 Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty-five percent (25%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering amount, net of Selling Expenses, of at least $1 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 2.1(c) and Section 2.3.

(c)                                  Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer or other most senior executive officer then in office stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period, nor shall the Company invoke this right more than twice in all periods; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during either one hundred twenty (120) day period other than an Excluded Registration.

(d)                                 The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a) (i) if it delivers notice to the Holders within thirty (30) days after any registration request of its intent to file a registration statement for a public offering within ninety (90) days, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) during the period that is one hundred eighty (180) days after commencing a Company-initiated registration; (iii) after the Company has effected two (2) registrations pursuant to Section 2.1(a); or (iv) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b) if the Company has effected two (2) registrations pursuant to Section 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration (other than as a result of a material adverse change to the Company), elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d).

2.2.                            Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.

2.3.                            Underwriting Requirements.

(a)                                 If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each, or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(b)                                 In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by Holders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling

Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c)                                  For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a) and (b), less than the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4.                            Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)                                  furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d)                                 use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)                                   use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)                                  provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)                                 promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i)                                     notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)                                    after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5.                            Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6.                            Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”) selected by the Holders of a majority of the Registrable Securities, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 2.1(a) or Section 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7.                            Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8.                            Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such

Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity under this Section 2.8(b) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)                                  Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d)                                 To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9.                            Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)                                 make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)                                 use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10.                     Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder; provided that only with respect to any registration rights granted to Investors under this Agreement, this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Section 6.9.

2.11.                     “Market Stand-off” Agreement. Each Holder hereby agrees that, if required by the managing underwriter, it will not, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days, which period may be extended upon the request of the managing underwriter for such longer period of time as is necessary to enable such underwriter to issue a research report or to make a public appearance that relates to an earnings release or announcement by the Company within fifteen (15) days prior to or after the day that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or shares acquired by a Holder in the IPO or in open market transactions on or after the effective date of the registration statement for the IPO, and shall be applicable to the Holders only if all officers and directors (regardless of percentage ownership), and all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock), are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.11 or that are necessary to give further effect thereto. The Company agrees to use its reasonable efforts to obtain the agreement of the managing underwriter to periodic early releases of portions of the securities subject to such lock-up agreements upon the request of a Holder to such early release, provided that in the event of any early release, all Holders will be released on a pro rata basis from such agreements. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12.                     Restrictions on Transfer.

(a)                                 The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b)                                 Each certificate or instrument representing (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Registrable Securities, and (iv) any other securities issued in respect of the securities referenced in clauses (i), (ii) and (iii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT

BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 2.12.

(c)                                  The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Section 2.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13.                     Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or Section 2.2 shall terminate upon the earliest to occur of:

(a)                                 the closing of a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation;

(b)                                 such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c)                                  the fifth (5th) anniversary of the IPO.

3.                                      Information and Observer Rights.

3.1.                            Delivery of Financial Statements. The Company shall deliver to each Major Investor the required items listed below.

(a)                                 as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal year, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal year, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(b)                                 as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally or regionally recognized standing selected by the Company and approved by the Board of Directors;

(c)                                  as soon as practicable but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit each Major Investor to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct.

(e)                                  as soon as practicable, but in any event fifteen (15) days after the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(f)                                   such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this

Section 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2.                            Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information that it reasonably considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3.                            Termination of Information Rights. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

3.4.                            Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Section 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4.                                      Rights to Future Stock Issuances.

4.1.                            Right of First Offer. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)                                 The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)                                 By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors, which is equal to the proportion that the Common Stock issued and held, or issuable upon conversion of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the number of Common Stock issued and held, or issuable (directly or indirectly) upon conversion of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(b) shall occur within the later of one hundred twenty (120) days after the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(c).

(c)                                  If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 4.1.

(d)                                 The right of first offer in this Section 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Certificate of Incorporation) and (ii) shares of Common Stock issued in the IPO.

4.2. Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect (i) immediately before but subject to the consummation of the QPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation.

5.                                      Additional Covenants.

5.1.                            Insurance. Within a reasonable period of time after requested by the Board of Directors, the Company shall obtain from financially sound and reputable insurers Directors and Officers Errors and Omissions insurance in an amount satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued.

5.2.                            Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors, including the Series A Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the approval by the Board of Directors, including both the Series A Directors if present for such vote, and, in any event, at least one Series A Director.

5.3.                            Employee Vesting. Unless otherwise approved by the Board of Directors, which approval shall include both Series A Directors if present for the vote and, in any event, at least one Series A Director, all current and future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares not faster than over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following three (3) years, and (ii) a market stand-off provision substantially similar to that in

Section 2.11.          In addition, unless otherwise approved by the Board of Directors, including both Series A Directors if present for such vote and, in any event, at least one Series A Director, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4.                            Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Preferred Stock, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.5.                            Reserved.

5.6.                            Matters Requiring Investor Director Approval. So long as any shares of Preferred Stock remain outstanding, the Company hereby covenants and agrees with each of the Investors that it shall not, without first obtaining the approval of the Board of Directors, which approval must include the affirmative vote of the Series A Directors; make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company; make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(a)                                 guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(b)                                 make any investment inconsistent with any investment policy approved by the Board of Directors;

(c)                                  incur indebtedness in excess of $100,000 in the aggregate that is not covered by the Budget, other than trade credit incurred in the ordinary course of business;

(d)                                 otherwise enter into or be a party to any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person;

(e)                                  hire, terminate, or change the compensation of the executive officers, including approving or amending the terms of any option grants or stock awards to executive officers;

(f)                                   change the principal business of the Company, or enter into a new line of business, or exit the existing line of business of the Company;

(g)                                  sell, assign, license, pledge or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(h)                                 enter into any corporate strategic relationship involving the payment contribution or assignment by the Company or to the Company of money or assets greater than $250,000.

5.7.                            Matters Requiring Disinterested Director Approval. The Company hereby covenants and agrees that it shall not, without first obtaining the approval of the disinterested members of the Board of Directors, enter into or be a party to any transaction with any director, officer, affiliate or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person.

5.8.                            Meetings of the Board of Directors; Committees. Unless otherwise determined at least by the vote of a majority of the directors then in office, the Board of Directors shall meet at least four (4) times per year, and at least once per quarter, in accordance with an agreed-upon schedule, unless otherwise agreed by a vote of the majority of the directors. Each non-employee director shall be entitled in such person’s discretion to be a member of any committee of the Board of Directors.

5.9.                            Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s By-laws, the Certificate of Incorporation, or elsewhere, as the case may be.

5.10.                     Board Expenses. The Company shall reimburse the non-employee directors for all reasonable out-of-pocket expenses incurred (consistent with the Company’s policies) in connection with their role as a director of the Company.

5.11.                     Directors’ Liability and Indemnification.

(a)                                 The Certificate of Incorporation and Bylaws (as such Certificate of Incorporation and Bylaws of the Company may be amended from time to time) shall provide (i)

for limitation of the liability of directors to the maximum extent permitted by law, and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In the event any suit is filed or claim is asserted against a director or former director of the Company as a result of such director’s or former director’s service on the Board of Directors, the Company will provide such director or former director access to all records and files of the Company as he or she may reasonably request in defending against or preparing to defend against any such suit or claim.

The Company hereby acknowledges that one or more of the directors nominated by holders of Series A Preferred Stock may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”) for alleged acts or omissions in their capacities as directors of the Company. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to any such director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such director are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by such director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such director to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such director), without regard to any rights such director may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such director with respect to any claim for which such director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such director against the Company.

5.12.                     Termination of Covenants. The covenants set forth in this Section 5, except for Sections 5.9 and 5.11, shall terminate and be of no further force or effect (i) immediately before but subject to the consummation of a QPO or, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Certificate of Incorporation, whichever event occurs first.

6.                                      Miscellaneous.

6.1.                            Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least 1,000,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the

Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, limited partner, retired partner, member, retired member, or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties, including without limitation, the Investor’s affiliated partnership or funds management by such Investor or any of its respective directors, officers or partners. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2.                            Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

6.3.                            Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile signature, email signature, or other form of electronic transmission.

6.4.                            Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5.                            Notices. All notices, requests, and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given, delivered and received (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 6.5. If notice is given to the Company, a copy which shall not constitute notice shall also be sent to Mitchell S. Bloom, Esq. at Goodwin Procter LLP, 53 State St., Exchange Place, Boston, MA 02109. If notice is given to the Investors, a copy, which shall not constitute notice, shall be sent to Steven C. Browne, Esq. at Morgan, Lewis & Bockius LLP, One Federal Street, Boston, MA 02110 or by facsimile to (617) 345-5069. If notice is given to any Wellington Investor, a copy (which shall not constitute notice) shall also be given to Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston MA 02109, facsimile: 617-526-5000, email: jason.kropp@wilmerhale.com, attention: Jason L. Kropp, Esq.

6.6.                            Amendments and Waivers. Any term of this Agreement, including without limitation Section 4.1, may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Section 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); provided, that, if Investors holding at least a majority of the then-outstanding Series B Preferred Stock do not provide such waiver with respect to a particular transaction, the holders of the Series B Preferred Stock that do not provide such waiver shall have the right to participate in such transaction on substantially similar terms to the Investors providing such waiver. For so long as any Wellington Investor holds any shares of Preferred Stock, the definition of “Affiliate” as it relates to a Wellington Investor, and the definitions of “Wellington” and “Wellington Investors,” may not be amended, terminated or waived without the prior written consent of the Wellington Investors holding a majority of the Registrable Securities then outstanding and held by the Wellington Investors. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Except as expressly set forth herein, any amendment, termination, or waiver effected in accordance with this Section 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7.                            Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8.                            Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated person may apportion such rights as among themselves in any manner they deem appropriate.

6.9.                            Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.10.                     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11.                     Submission to Jurisdiction. The parties hereto submit to the exclusive jurisdiction of any federal or state court located within the Commonwealth of Massachusetts over any dispute arising out of or relating to the Agreement or any of the transactions contemplated hereby and each party hereby agree that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties waive, to the fullest extent permitted by applicable law, any objection which they may not or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

JOUNCE THERAPEUTICS, INC.

By:	/s/ Richard Murray
Name: Richard Murray
Title: CEO & President

Address:
1030 Massachusetts Ave.
Cambridge, MA 02138
Attention: President

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

THIRD ROCK VENTURES II, L.P.

By: Third Rock Ventures GP II, L.P., its general partner
By: TRV GP II, LLC, its general partner

By:	/s/ Kevin Gillis
Name: Kevin Gillis
Title: CFO

THIRD ROCK VENTURES III, L.P.

By: Third Rock Ventures GP III, L.P., its general partner
By: TRV GP III, LLC, its general partner

By:	/s/ Kevin Gillis
Name: Kevin Gillis
Title: CFO

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS
(CAYMAN) L.P.

By:	Wellington Management Company LLP as investment advisor

By:	/s/ Steven M. Hoffman
	Name:	Steven M. Hoffman
	Title:	Managing Director & Counsel

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FIDELITY SELECT PORTFOLIOS:
BIOTECHNOLOGY PORTFOLIO

By:	/s/ Kenneth Robins
Name: Kenneth Robins
Title: Treasurer

FIDELITY ADVISOR SERIES VII:
FIDELITY ADVISOR
BIOTECHNOLOGY FUND

By:	/s/ Kenneth Robins
Name: Kenneth Robins
Title: Treasurer

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

By:	/s/ Kenneth Robins
Name: Kenneth Robins
Title: Treasurer

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CASDIN PARTNERS MASTER FUND LP

By:	/s/ Eli Casdin
Name: Eli Casdin
Title: Managing Partner

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of the General Partner

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Redmile Capital Fund, LP

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the GP and the Investment Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Redmile Capital Offshore Fund, Ltd.

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the Investment Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Redmile Capital Offshore Fund II, Ltd.

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the Investment Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Redmile Special Opportunities Fund, Ltd.

By:	/s/ Jeremy Green
	Name:	Jeremy Green
	Title:	Managing Member of the Investment Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NEXTECH IV ONCOLOGY S.C.S
SICAV-SIF

By:	/s/ Marc Kriegsmann	/s/ Thomas Lips
	Name: Marc Kriegsmann	Dr. Thomas Lips
	Title: Manager / Geschäftsführer	Manager

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PHARMSTANDARD INTERNATIONAL SA

By:	/s/ Gérard BIRCHEN
Name: Gérard BIRCHEN
Title: Director

By:	/s/ Olena Rebrova
Name: Olena Rebrova
Title: Director

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OMEGA FUND IV, L.P.

By:	Omega Fund IV GP, L.P.
its general partner

By:	Omega Fund IV GP Manager, Ltd.
its general partner

By:	/s/ Richard Lim
Name: Richard Lim
Title: Director

[Signature Page to Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

FORESITE CAPITAL FUND II, L.P.

By:	Foresite Capital Management II, LLC
Its General Partner

By:	/s/ Dennis D. Ryan
Name: Dennis D. Ryan
Title: Chief Financial Officer

[Signature Page to Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

Name and Contact of Investors

THIRD ROCK VENTURES II, L.P.

29 Newbury Street; 3rd Floor

Boston, MA 02116

Phone: (617)585-2000

Fax: (617) 859-2891

Attn: Kevin Gillis and Kevin Starr

THIRD ROCK VENTURES III, L.P.

29 Newbury Street; 3rd Floor

Boston, MA 02116

Phone: (617)585-2000

Fax: (617) 859-2891

Attn: Kevin Gillis and Kevin Starr

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO

Brown Brothers Harriman & Co.

525 Washington Blvd

Jersey City NJ 07310

Attn: Michael Lerman 15th Floor

Corporate Actions

Email: michael.lerman@bbh.com

Fax number: 617 772-2418

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

State Street Bank & Trust

PO Box 5756

Boston, Massachusetts 02206

Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund

Email: SSBCORPACTIONS@StateStreet.com

Fax number: 617-988-9110

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO

The Northern Trust Company

Attn: Trade Securities Processing, C-1N

801 South Canal Street

Chicago, IL 60607

Fidelity Securities Fund: Fidelity OTC Portfolio

Reference Account # 26-68304

Email: NTINQUIRY@NTRS.COM

Fax number: 312-557-5417

HADLEY HARBOR MASTER INVESTORS (CAYMAN) L.P.

c/o Wellington Management Company LLP

Legal and Compliance

280 Congress Street

Boston, MA 02210

Phone: (617) 790-8221

Email: seclaw@wellington.com

Attn: Emily D. Babalas

REDMILE CAPITAL FUND, LP

529 Fifth Avenue, 8th Floor

Suite E

New York, NY 10017

Attn: Michael Lee

REDMILE CAPITAL OFFSHORE FUND, LTD.

529 Fifth Avenue, 8th Floor

Suite E

New York, NY 10017

Attn: Michael Lee

REDMILE CAPITAL OFFSHORE FUND II, LTD.

529 Fifth Avenue, 8th Floor

Suite E

New York, NY 10017

Attn: Michael Lee

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.

529 Fifth Avenue, 8th Floor

Suite E

New York, NY 10017

Attn: Michael Lee

NEXTECH ONCOLOGY S.C.S SICAV-SIF

1c, rue Gabriel Lippmann

L-5365 Munsbach

Grand-Duchy of Luxembourg

PHARMSTANDARD INTERNATIONAL SA

Luxembourg 6, rue Eugène Ruppert L-2453

Luxembourg, Grand-Duchy of Luxembourg

Phone: + 352 26 383 509

Attn: Gerard Birchen

OMEGA FUND IV, L.P.

185 Dartmouth Street, Suite 502

Boston, MA 02116

Attn: Otello Stampacchia, Ph.D.

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

100 High Street, Suite 1103

Boston, MA 02110

Phone: (617) 848-3429

Attn: Bihua Chen

FORESITE CAPITAL FUND II, L.P.

101 California Street, Suite 4100

San Francisco, CA 94111

Phone: (415) 606-1311

Attn: Dennis D. Ryan

CASDIN PARTNERS MASTER FUND LP

1345 Avenue of the Americas, Suite 1140

New York, NY 10019

Phone: (212) 897-5435

Attn: Eli Casdin

Execution Version

AMENDMENT NO. 1 TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to the Amended and Restated Investors’ Rights Agreement, (this “Amendment”), is made as of August 1, 2016, by and among Jounce Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned Investors.  Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Investors’ Rights Agreement (as defined herein).

WHEREAS, the Company and Investors are parties to the Amended and Restated Investors’ Rights Agreement, dated as of April 17, 2015 (the “Investors’ Rights Agreement”);

WHEREAS, the Company and the Investors desire to amend the Investors’ Rights Agreement to provide for the rights and restrictions of the Series B-1 Preferred Stock of the Company;

WHEREAS, the Investors and the Company desire to further induce Celgene Switzerland LLC to purchase the Series B-1 Preferred Stock pursuant to the Series B-1 Preferred Stock Purchase Agreement of even date herewith by amending the Investors’ Rights Agreement as set forth herein;

WHEREAS, pursuant to Section 6.6 of the Investors’ Rights Agreement, the Investors’ Rights Agreement may be amended with the written consent from the Company and the holders of a majority of the Registrable Securities (collectively, the “Requisite Vote”); and

WHEREAS, the undersigned represent the Requisite Vote.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby confirmed, the Company and the Investors agree that the Investors’ Rights Agreement is amended as follows:

1.                                      Section 1.20 of the Investors’ Rights Agreement is hereby amended and restated to read in its entirety as set forth below:

““Preferred Stock” means Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock.”

2.                                      A new Section 1.38 shall be added immediately following Section 1.37 and shall read in itse entirety as set forth below:

““Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.001 per share.”

3.                                      The portion of the first sentence of Section 2.12(b) of the Investors’ Rights Agreement before the colon is hereby amended and restated to read as set forth below:

“Each certificate or instrument representing (i) the Series A Preferred Stock, (ii) the Series B Preferred Stock, (iii) the Series B-1 Preferred Stock, (iv) the Registrable Securities, and (v) any other securities issued in respect of the securities referenced in clauses (i), (ii), (iii) and (iv), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:”

4.                                      The second sentence of Section 6.6 of the Investors’ Rights Agreement is hereby amended so that the following is inserted immediately immediate prior to the period ending such sentence:

“; provided, further, that, if Investors holding at least a majority of the then-outstanding Series B-1 Preferred Stock do not provide such waiver with respect to a particular transaction, the holders of the Series B-1 Preferred Stock that do not provide such waiver shall have the right to participate in such transaction on substantially similar terms to the Investors providing such waiver”

5.                                      Schedule A to the Investors’ Rights Agreement is hereby amended and restated to read in its entirety as set forth in Schedule A attached hereto.

6.                                      This Amendment and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of Commonwealth of Massachusetts, without regard to conflict of law principles that would result in the application of any law other than the law of the Commonwealth of Massachusetts.

7.                                      This Amendment may be executed in one or more counterparts, including by facsimile, PDF or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.                                      Except as specifically amended hereby, the Investors’ Rights Agreement shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

COMPANY:

JOUNCE THERAPEUTICS, INC.

By:	/s/ Richard Murray
Name: Richard Murray
Title: Chief Executive Officer and President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:

THIRD ROCK VENTURES II, L.P.

By:	Third Rock Ventures GP II, L.P., its general partner
By:	TRV GP II, LLC, its general partner

By:	/s/ Kevin Gillis
Name: Kevin Gillis
Title: CFO

THIRD ROCK VENTURES III, L.P.

By:	Third Rock Ventures GP III, L.P., its general partner
By:	TRV GP III, LLC, its general partner

By:	/s/ Kevin Gillis
Name: Kevin Gillis
Title: CFO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:

OMEGA FUND IV, L.P.

By:	Omega Fund IV GP, L.P.,
its general partner
By:	Omega Fund IV GP Manager, Ltd.,
its general partner

By:	/s/ Anne-Mari Paster
Name: Anne-Mari Paster
Title: Director

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:

NEXTECH IV ONCOLOGY S.C.S. SICAV-SIF

By:	/s/Christoph Kraiker
Name: Christoph Kraiker
Title: Manager

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

INVESTORS:

CASDIN PARTNERS MASTER FUND LP

By:	/s/Eli Casdin
Name: Eli Casdin
Title: Managing Partner

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first set forth above.

Celgene Switzerland LLC

By:	/s/Kevin Mello
Name: Kevin Mello
Title: Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

Name and Contact of Investors

THIRD ROCK VENTURES II, L.P. 29 Newbury Street; 3rd Floor Boston, MA 02116 Phone: (617)585-2000 Fax: (617) 859-2891 Attn: Kevin Gillis and Kevin Starr

THIRD ROCK VENTURES III, L.P. 29 Newbury Street; 3rd Floor Boston, MA 02116 Phone: (617)585-2000 Fax: (617) 859-2891 Attn: Kevin Gillis and Kevin Starr

FIDELITY SELECT PORTFOLIOS: BIOTECHNOLOGY PORTFOLIO
Brown Brothers Harriman & Co.
525 Washington Blvd
Jersey City NJ 07310
Attn: Michael Lerman 15th Floor
Corporate Actions
Email: michael.lerman@bbh.com
Fax number: 617 772-2418

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND
State Street Bank & Trust
PO Box 5756
Boston, Massachusetts 02206
Attn: Bangle & Co fbo Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund
Email: SSBCORPACTIONS@StateStreet.com
Fax number: 617-988-9110

FIDELITY SECURITIES FUND: FIDELITY OTC PORTFOLIO
The Northern Trust Company
Attn: Trade Securities Processing, C-1N
801 South Canal Street
Chicago, IL 60607
Fidelity Securities Fund: Fidelity OTC Portfolio
Reference Account # 26-68304
Email: NTINQUIRY@NTRS.COM
Fax number: 312-557-5417

HADLEY HARBOR MASTER INVESTORS (CAYMAN) L.P. c/o Wellington Management Company LLP

Legal and Compliance 280 Congress Street Boston, MA 02210 Phone: (617) 790-8221 Email: seclaw@wellington.com Attn: Emily D. Babalas

REDMILE CAPITAL FUND, LP 529 Fifth Avenue, 8th Floor Suite E New York, NY 10017 Attn: Michael Lee

REDMILE CAPITAL OFFSHORE FUND, LTD. 529 Fifth Avenue, 8th Floor Suite E New York, NY 10017 Attn: Michael Lee

REDMILE CAPITAL OFFSHORE FUND II, LTD. 529 Fifth Avenue, 8th Floor Suite E New York, NY 10017 Attn: Michael Lee

REDMILE SPECIAL OPPORTUNITIES FUND, LTD. 529 Fifth Avenue, 8th Floor Suite E New York, NY 10017 Attn: Michael Lee

NEXTECH ONCOLOGY S.C.S SICAV-SIF 1c, rue Gabriel Lippmann L-5365 Munsbach Grand-Duchy of Luxembourg

PHARMSTANDARD INTERNATIONAL SA Luxembourg 6, rue Eugène Ruppert L-2453 Luxembourg, Grand-Duchy of Luxembourg Phone: + 352 26 383 509 Attn: Gerard Birchen

OMEGA FUND IV, L.P. 185 Dartmouth Street, Suite 502 Boston, MA 02116 Attn: Otello Stampacchia, Ph.D.

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP 100 High Street, Suite 1103 Boston, MA 02110 Phone: (617) 848-3429 Attn: Bihua Chen

CRMA SPV, L.P. PO Box 309 Ugland House Grand Cayman KY1-1104 Phone: (617) 848-3429 Attn: Bihua Chen

FORESITE CAPITAL FUND II, L.P. 101 California Street, Suite 4100 San Francisco, CA 94111 Phone: (415) 606-1311 Attn: Dennis D. Ryan

CASDIN PARTNERS MASTER FUND LP 1345 Avenue of the Americas, Suite 1140 New York, NY 10019 Phone: (212) 897-5435 Attn: Eli Casdin

Celgene Switzerland LLC AON House 30 Woodbourne Ave Pemborke HM 08 Bermuda Attention: Kevin Mello, Manager kmello@celgene.com